Exhibit 99.1

Contact:                 Investors – Will Lyons, (617) 532.8104, ir@enernoc.com

Media – Sarah McAuley, (617) 532.8195, news@enernoc.com

EnerNOC Reports Third Quarter 2009 Financial Results

Company Announces another Record Quarter; Reports First Profitable Quarter as Public Company; Raises 2009 Financial Guidance

BOSTON, MA, November 5, 2009 — EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of clean and intelligent energy solutions, today announced financial results for the quarter ended September 30, 2009.

“We believe that we have reached an inflection point in our business. By nearly doubling our megawatts under management over the past year and continuing to drive operational efficiencies, we were able to eclipse $100 million in quarterly revenue and generate more than a dollar per share in GAAP earnings,” commented Tim Healy, EnerNOC’s Chairman and Chief Executive Officer.  “We have positioned ourselves to achieve our 2009 objectives and deliver positive GAAP earnings per share in 2010.”

Financial Summary

The following financial results are reported on a U.S. GAAP-basis, unless otherwise noted:

Revenues — Revenues for the third quarter of 2009 were $103.1 million, compared to $44.2 million for the same period in 2008, an increase of $59.0 million, or 134%.

Cost of Revenues — Cost of revenues for the third quarter of 2009 totaled $51.4 million, compared to $25.8 million for the same period in 2008, an increase of $25.6 million, or 99%.

Gross Profit/Gross Margin — Gross profit for the third quarter of 2009 was $51.7 million, compared to $18.4 million for the same period in 2008, an increase of $33.3 million, or 181%.  Gross margin was 50.1% for the third quarter of 2009 compared to 41.6% for the same period in 2008.

Operating Expenses — Operating expenses for the third quarter of 2009 were $25.9 million, compared to $21.1 million for the same period in 2008, an increase of $4.7 million, or 22%.

Net Income (Loss) —

GAAP Results

GAAP net income for the third quarter of 2009 was $26.6 million, or $1.21 per basic share and $1.12 per diluted share, compared to a net loss of $3.1 million, or $0.16 per basic and diluted share, for the same period in 2008, an increase of $29.7 million.

Non-GAAP Results

Excluding stock-based compensation charges and amortization expense related to acquisition-related assets, non-GAAP net income for the third quarter of 2009 was $30.7 million, or $1.40 per basic share and $1.30 per diluted share, compared to a non-GAAP net loss of $0.3 million, or $0.02 per basic and diluted share for the same period in 2008, an increase of $31.1 million.

Cash and Cash Equivalents — As of September 30, 2009, the Company had cash and cash equivalents totaling $129.9 million, an increase of $69.1 million from cash and cash equivalents as of December 31, 2008.  This increase is due to the completion of the Company’s follow on offering in August 2009, which added approximately $83.5 million to the Company’s balance sheet.

Business Update

EnerNOC’s third quarter 2009 business highlights included:

•                  Improving its operating leverage, as evidenced by an increase in megawatts under management per full-time employee to approximately 8.8 as of September 30, 2009, up from 5.3 as of September 30, 2008.

•                  Increasing its demand response megawatts under management to over 3,250 as of September 30, 2009.

•                  Increasing the number of commercial, institutional, and industrial (C&I) demand response customers in its demand response network to approximately 2,500 and sites to approximately 5,600 as of September 30, 2009.

•                  Dispatching demand response resources in its network nearly 100 times during the quarter, maintaining the Company’s average performance year to date to over 100% based on nominated versus delivered capacity.

•                  Receiving state regulatory approval for the following utility initiatives:

•                  110-MW demand response contract expansion with Southern California Edison (SCE), 70 MW of which are incremental;

•                  New 15-year, 40-MW demand response contract with a major west coast utility;

•                  New 10-year, 25-MW clean distributed generation contract with a major west coast utility;

•                  Two utility-sponsored Monitoring Based Commissioning (MBCx) programs in which the Company expects to participate, subject to final contract negotiations, the first programs of this kind in the Company’s history.

•                  Signing an MBCx energy efficiency contract with Northwest Community Hospital in Illinois.  This represents a successful cross sell of EnerNOC’s entire product suite, which includes demand response, energy efficiency, carbon management, and energy procurement services.

•                  Commenced operations in the United Kingdom by tendering and clearing megawatts in National Grid’s Short-Term Operating Reserve service.

Financial Outlook

The Company is improving its revenue and its GAAP loss per share guidance for the full year of 2009 and currently expects to deliver the following financial results for the quarter ending and the year ending December 31, 2009:

	Q4 2009	FY 2009
Revenue	$23-$25 million	$187-$189 million
GAAP EPS Basic	($0.63) – ($0.71)	($0.30) – ($0.38)
GAAP EPS Diluted	($0.63) – ($0.71)	($0.30) – ($0.38)
Non-GAAP EPS Basic	($0.50) – ($0.57)	$0.25 - $0.33
Non-GAAP EPS Diluted	($0.50) – ($0.57)	$0.23 - $0.30

The Company continues to expect to generate positive cash flow from operations in the second half of 2009 and to deliver positive GAAP earnings per share for the year ending December 31, 2010.

The non-GAAP net loss per share estimates for the quarter ending December 31, 2009 exclude the impact of an estimated $2.8 million in stock-based compensation charges and an estimated $0.2 million in amortization expense related to acquisition-related assets.

The non-GAAP net loss per share estimates for the year ending December 31, 2009 exclude the impact of an estimated $12.8 million in stock-based compensation charges and an estimated $0.7 million in amortization expense related to acquisition-related assets.

The above statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  The Company assumes no obligation to publicly update or revise its financial outlook.  Investors are reminded that actual results may differ from these estimates for the reasons described below and in the Company’s filings with the Securities and Exchange Commission.

Webcast Reminder

The Company will host a conference call today, November 5, 2009 at 5:00 p.m., Eastern Time, to discuss the Company’s third quarter operating results, as well as other forward-looking information about the Company’s business.  Domestic callers may access the earnings conference call by dialing 888-515-2235 (International callers, dial 719-325-2413).  Investors and other interested parties may also go to the Investor Relations section of EnerNOC’s website at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call.  Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software.  A replay of the conference call will be available on the Company’s website noted above or by phone (dial 888-203-1112 and enter the pass code 5634518) until November 15, 2009.

About EnerNOC

EnerNOC, Inc. is a leading provider of clean and intelligent energy solutions, which include demand response, energy efficiency, energy procurement, and emissions tracking and trading services.  These solutions help optimize the balance of electric supply and demand, provide cost-effective alternatives to traditional power generation, transmission, and distribution infrastructure, and drive significant cost-savings for end-use customers.  The Company uses its Network Operations Center, or NOC, and PowerTrak® enterprise software platform to remotely manage and reduce electricity consumption across a growing network of commercial, institutional, and industrial customer sites, making demand response capacity available to grid operators and utilities on demand, while helping end-users of electricity achieve energy savings, environmental benefits, and improved financial results.  For more information visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, the Company’s ability to generate positive cash flow from operations in the second half of 2009 and to deliver positive GAAP earnings per share for the year ending December 31, 2010, and the future growth and success of the Company’s demand response and energy management solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, certain of the Company’s contracts and expansion of existing contracts may be subject to approval of state or local regulatory agencies.  There can be no assurance that such approvals will be obtained.  Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.  EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

EnerNOC continues to provide all information required in accordance with GAAP and also provides certain non-GAAP financial measures.  A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.  EnerNOC provides non-GAAP net income (loss) and non-GAAP net income (loss) per share data as additional information relating to EnerNOC’s operating results.  EnerNOC presents these non-GAAP financial measures as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) or net income (loss) per share prepared in accordance with GAAP.

EnerNOC’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with SFAS 123R and amortization expense related to acquisition-related assets, to evaluate its ongoing operations and for internal planning and forecasting purposes.  Accordingly, EnerNOC believes it is useful for its investors to review, as applicable, information that both includes and excludes stock-based compensation and amortization expense related to acquisition-related assets in order to assess the performance of EnerNOC’s business and for planning and forecasting in future periods.  Whenever EnerNOC reports non-GAAP financial measures, a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure will be made available.  Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

In EnerNOC’s earnings releases, conference calls, slide presentations or webcasts, it may use or discuss non-GAAP financial measures as defined by SEC Regulation G.  The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the EnerNOC corporate Web site at http://investor.enernoc.com.

Source: EnerNOC, Inc.

EnerNOC, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for per share data)

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues	$103,117	$44,152	$163,942	$86,450
Cost of revenues	51,440	25,792	86,232	52,748
Gross profit	51,677	18,360	77,710	33,702

Operating expenses:
Selling and marketing	11,602	9,525	29,481	23,714
General and administrative	12,155	10,041	33,252	30,519
Research and development	2,111	1,567	5,524	4,560
Total operating expenses	25,868	21,133	68,257	58,793
Income (loss) from operations	25,809	(2,773)	9,453	(25,091)
Interest and other income (expense), net	42	(265)	(1,517)	775
Income (loss) before income tax expense	25,851	(3,038)	7,936	(24,316)
Benefit from (provision for) income tax expense	786	(22)	438	(180)
Net income (loss)	$26,637	$(3,060)	$8,374	$(24,496)

Earnings (loss) per share:
Basic earnings (loss) per common share	$1.21	$(0.16)	$0.40	$(1.26)
Diluted earnings (loss) per common share	$1.12	$(0.16)	$0.38	$(1.26)

Weighted average number of common shares outstanding
Basic	21,938,427	19,606,287	20,703,779	19,406,811
Diluted	23,689,477	19,606,287	22,154,745	19,406,811

EnerNOC, Inc.

Condensed Consolidated Balance Sheet Information

(Unaudited)

	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$129,926	$60,782
Restricted cash	7,874	1,419
Marketable securities	—	2,000
Accounts receivable, net	20,267	11,150
Unbilled revenue	64,842	11,585
Deposits, including non-current	2,133	2,648
Prepaid expenses and other current assets	3,306	1,535
Property and equipment, net	32,167	26,975
Goodwill and intangible assets, net	20,215	18,535
Other assets	1,641	65
Total assets	$282,371	$136,694

Liabilities and Stockholders’ Equity
Accounts payable	$853	$1,171
Accrued capacity payments	54,413	18,643
Accrued payroll and related expenses	11,466	6,309
Accrued expenses and other current liabilities	2,538	3,822
Deferred revenue	3,700	2,257
Long-term debt, including current portion	4,529	4,563
Other liabilities	1,158	709
Stockholders’ equity	203,714	99,220
Total liabilities and stockholders’ equity	$282,371	$136,694

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2009	2008

Cash provided by (used in) operating activities	$3,042	$(14,482)
Cash used in investing activities	(18,166)	(1,344)
Cash provided by (used in) financing activities	84,243	(1,148)
Effects of exchange rate changes on cash	25	—
Net change in cash and cash equivalents	$69,144	$(16,974)

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation and amortization expense related to acquisition-related assets. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•                  The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses and amortization expense related to acquisition-related assets provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company’s operating results and underlying operational trends.

•                  Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  The Company does not acquire intangible assets on a predictable cycle. The Company’s intangible assets relate solely to business acquisitions.  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity.

EnerNOC, Inc.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

GAAP net income (loss)	$26,637	$(3,060)	$8,374	$(24,496)
ADD: Stock-based compensation	3,922	2,509	9,996	7,390
ADD: Amortization expense of acquired intangible assets	182	208	514	853
Non-GAAP net income (loss)	$30,741	$(343)	$18,884	$(16,253)

GAAP net income (loss) per basic share	$1.21	$(0.16)	$0.40	$(1.26)
ADD: Stock-based compensation	$0.18	$0.13	$0.48	$0.38
ADD: Amortization expense of acquired intangible assets	$0.01	$0.01	$0.03	$0.04
Non-GAAP net income (loss) per basic share	$1.40	$(0.02)	$0.91	$(0.84)

GAAP net income (loss) per diluted share	$1.12	$(0.16)	$0.38	$(1.26)
ADD: Stock-based compensation	$0.17	$0.13	$0.45	$0.38
ADD: Amortization expense of acquired intangible assets	$0.01	$0.01	$0.02	$0.04
Non-GAAP net income (loss) per diluted share	$1.30	$(0.02)	$0.85	$(0.84)